UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2006
INTELLIGENT SYSTEMS CORPORATION

(Exact name of Registrant as specified in its charter)

Georgia	1-9330	58-1964787
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

4355 Shackleford Road, Norcross, Georgia	30093

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (770) 381-2900
Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFP 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1
On August 7, 2006, Intelligent Systems Corporation (the “Company”) filed a Current Report on Form 8-K reporting that on August 1, 2006 it completed the sale of its QS Technologies, Inc. subsidiary (“QS”). On September 6, 2006, the Company filed a Current Report on Form 8-K reporting that on August 31, 2006 it completed the sale of its minority ownership position in Horizon Software, LLC (“Horizon”). As part of each Form 8-K, the Company indicated that the pro forma financial information required under Item 9.01 would be filed no later than 71 days after the date of the respective Form 8-K. This Current Report on Form 8-K/A amends and supplements the Current Reports on Form 8-K filed by the Company on August 7, 2006 and September 6, 2006 to include the required pro forma financial information for both transactions, which have been combined as permitted by Article 11 of Regulation S-X.
Item 2.01 Completion of Acquisition or Disposition of Assets
Sale of Business of QS Technologies, Inc. Subsidiary — As previously disclosed on Form 8-K dated August 1, 2006, the Company completed the sale of the business and certain assets of QS to Netsmart Public Health, Inc. and its parent company, Netsmart Technologies, Inc. (the “QS Buyer”). The sale was effective as of July 31, 2006. The Company sold certain assets used in the QS business for a combination of $1.9 million cash, a promissory note of QS Buyer in the amount of $1.435 million and the assumption by QS Buyer of approximately $1.8 million in net liabilities of QS. The Company retained accounts receivable and cash of QS Technologies aggregating approximately $2 million. The note is subject to adjustment based on revenue and earnings of QS operations for the period from August 1, 2006 through December 31, 2006. In addition, the transaction provides for contingent payments of up to $1.45 million to be paid to the Company based on the attainment by the QS operations of certain levels of revenue and bookings in 2007. The sale transaction described above is referred to as the “QS Sale”.
Sale of Horizon Software Interest — As previously disclosed on Form 8-K dated August 31, 2006, the Company completed the sale of its minority ownership position in Horizon to Horizon Software Holdings, Inc., an entity comprised of the founder and officers of Horizon (the “Horizon Buyer”, and together with the QS buyer, the “Buyers”) for a purchase price of $5.6 million. Simultaneously, the Company also sold its interest in an affiliate company of Horizon for $100,000. The Company received an aggregate of $2.85 million in cash and a promissory note of Horizon Buyer in the principal amount of $2.85 million. The sale transaction described above is referred to as the “Horizon Sale”.
Item 9.01. Financial Statements and Exhibits
(b) Unaudited Pro Forma Financial Information
The following unaudited pro forma financial statements give effect to the Horizon Sale and the QS Sale in accordance with Article 11 of Regulation S-X and are based upon currently available information and certain assumptions management considered reasonable under the circumstances. Based on the carrying value of the assets and liabilities involved in the QS Sale and the Horizon Sale, and the estimated costs and expenses incurred in connection with the sales, the Company anticipates that it will record a net gain of $2.6 million on the Horizon Sale and $4.9 million on the QS Sale. The unaudited pro forma statements of operations presented herein exclude these anticipated gains.
The unaudited pro forma condensed balance sheet assumes the Horizon Sale and the QS Sale occurred as of June 30, 2006. Such pro forma information is based on the consolidated historical unaudited balance sheet data of the Company and QS as of June 30, 2006. The unaudited pro forma balance sheet is not necessarily indicative of the results that would have been reported had the Horizon Sale and the QS Sale actually occurred on that date, nor is it necessarily indicative of our future financial position. The unaudited pro forma condensed statement of operations for the six months ended June 30, 2006 gives effect to the Horizon Sale and QS Sale as if the sales had occurred on January 1, 2006. The unaudited pro forma condensed statement of operations for the year ended December 31, 2005 gives effect to the Horizon Sale and QS Sale as if the sales had occurred on January 1, 2005. The unaudited pro forma financial statements provided herein do not include any amounts related to the $1.45 million in contingency payments for the QS Sale which may be paid to the Company in future periods since the amount of such payments, if any, is not determinable at this time.
The unaudited pro forma financial statements are based on and should be read in conjunction with, and are qualified in their entirety by, the historical consolidated financial statements and notes thereto of the Company.

PRO FORMA CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

		QS Sale		Horizon Sale
As of June 30, 2006	As Reported	Adjustment		Adjustment		Pro Forma

ASSETS

Current assets:
Cash	$447	$1,900	a	$2,850	e	$5,197
Accounts receivable, net	3,590					3,590
Note receivable, current portion	—	439	a	2,850	e	3,289
Inventories	1,039					1,039
Other current receivables	—	340	a			340
Other current assets	498	(177	)b			321

Total current assets	5,574	2,502		5,700		13,776

Long-term investments	4,173			(2,781	)f	1,392
Note receivable, net of current portion	—	996	a			996
Property and equipment, at cost less accumulated depreciation	1,150	(29	)b			1,121
Goodwill, net	2,047					2,047
Other intangibles, net	445					445
Other assets, net	28					28

Total assets	$13,417	$3,469		$2,919		$19,805

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$2,012					$2,012
Accounts payable	1,801	(46	)b			1,755
Deferred revenue	4,531	(2,081	)b			2,450
Accrued payroll	1,036	(116	)b			920
Accrued expenses and other current liabilities, net	1,263	473	b, c			1,736

Total current liabilities	10,643	(1,770)				8,873

Other long-term liabilities	486					486
Minority interest	1,516					1,516

Stockholders’ equity:
Common stock, $0.01 par value	45					45
Paid-in capital	18,410					18,410
Accumulated other comprehensive loss	(74)					(74)
Accumulated deficit	(17,609)	5,239	d	2,919	d	(9,451)

Total stockholders’ equity	772	5,239		2,919		8,930

Total liabilities and stockholders’ equity	$13,417	$3,469		$2,919		$19,805

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2006
(unaudited; in thousands, except share and per share amounts)

		QS Sale		Horizon Sale
	As Reported	Adjustment		Adjustment		Pro Forma

Revenue
Products	$4,466	$(274	)g			$4,192
Services	5,374	(1,136	)g			4,238

Total revenue	9,840	(1,410)				8,430

Cost of sales
Products	2,227					2,227
Services	2,404	(438	)g			1,966

Total cost of sales	4,631	(438)				4,193

Expenses
Marketing	1,186	(154	)g			1,032
General & administrative	2,143	(178	)g			1,965
Research & development	3,245	(355	)g			2,890

Loss from continuing operations	(1,365)	(285)				(1,650)

Other income
Interest income (expense), net	(61)	55	h	118	h	112
Investment income, net	7					7
Equity in earnings of affiliate companies	163			(156	)i	7
Other income, net	35	2	g			37

Loss before income taxes	(1,221)	(228)		(38)		(1,487)

Income taxes	—	—		—		—

Net loss from continuing operations	$(1,221)	$(228)		$(38)		$(1,487)

Basic and diluted loss per share	$(0.27)					$(0.33)

Basic and diluted weighted average shares outstanding	4,478,971					4,478,971

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2005
(unaudited; in thousands, except share and per share amounts)

		QS Sale		Horizon Sale
	As Reported	Adjustments		Adjustments		Pro Forma

Revenue
Products	$9,090	$(905	)g			$8,185
Services	7,007	(2,294	)g			4,713

Total revenue	16,097	(3,199)				12,898

Cost of sales
Products	3,356	(2	)g			3,354
Services	3,593	(969	)g			2,624

Total cost of sales	6,949	(971)				5,978

Expenses
Marketing	2,133	(308	)g			1,825
General & administrative	3,999	(468	)g			3,531
Research & development	6,820	(693	)g			6,127

Loss from continuing operations	(3,804)	(759)				(4,563)

Other income (expense)
Interest income, net	22	102	h	118	h	242
Investment income, net	1,884					1,884
Equity in income (losses) of affiliate companies, net	366			(458	)i	(92)
Other income (expense), net	(20)					(20)

Loss before income tax provision	(1,552)	(657)		(340)		(2,549)

Income tax provision	74	(69)				5

Net loss from continuing operations	$(1,626)	$(588)		$(340)		$(2,554)

Basic and diluted net loss per share	$(0.36)					$(0.57)

Basic and diluted weighted average shares outstanding	4,478,971					4,478,971

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Financial Statements
The unaudited pro forma condensed balance sheet presented herein assumes the Horizon Sale and the QS Sale occurred as of June 30, 2006. Such pro forma information is based on the consolidated historical unaudited balance sheet data of the Company and QS as of June 30, 2006. The unaudited pro forma condensed statement of operations for the six months ended June 30, 2006 gives effect to the Horizon Sale and QS Sale as if the sales had occurred on January 1, 2006. The unaudited pro forma condensed statement of operations for the year ended December 31, 2005 gives effect to the Horizon Sale and QS Sale as if the sales had occurred on January 1, 2005. Based on the carrying value of the assets and liabilities involved in the QS Sale and the Horizon Sale as of the actual dates of each transaction, and the estimated costs and expenses incurred in connection with the sales, we anticipate that we will record a net pretax gain of $2.6 million on the Horizon Sale and $4.9 million on the QS Sale. The unaudited pro forma statements of operations presented herein exclude these anticipated gains.
The pro forma financial statements provided herein do not include any amounts related to the $1.45 million in contingency payments to the Company associated with the QS Sale which may be earned in future periods since the amount of such payments, if any, is not determinable at this time.
The unaudited pro forma financial statements are based on and should be read in conjunction with, and are qualified in their entirety by, the historical consolidated financial statements and notes thereto of the Company.
a.	To record proceeds received in the QS Sale consisting of $1,900,000 cash, a promissory note in the principal amount of $1,435,000 (of which $439,000 is classified as current Note Receivable and the remaining $996,000 is classified as non-current Note Receivable) and $340,000 included in Other Current Receivable representing unbilled accounts receivable of QS which the QS Buyer is obligated to remit to the Company when collected.

b.	To record assets and liabilities of QS transferred to QS Buyer.

c.	To record actual and accrued transaction related expenses consisting of legal and accounting expenses (approximately $54,000), employee incentive payments ($211,000) and other performance based contingency expenses ($250,000). Such amounts are based on management’s current information and reasonable judgment. Actual expenses could be more or less than estimated.

d.	To record the pro forma gains on the QS Sale and the Horizon Sale. Actual gains on the sales will differ from the pro forma gains shown due to differences in the carrying values of the assets and liabilities at June 30, 2006 compared to the carrying values on the actual transaction dates.

e.	To record proceeds received in the Horizon Sale consisting of $2,850,000 cash and a promissory note in the principal amount of $2,850,000 due in 2007.

f.	To eliminate the carrying value of the Horizon investment as of June 30, 2006.

g.	To record adjustments to eliminate the historical consolidated results of operations of QS.

h.	To record estimated interest income related to the notes receivable of the QS and Horizon Buyers which would have been earned by the Company had the sale transactions been effective as of the first day of the respective period.

i.	To eliminate historical amounts of equity in the earnings of Horizon that had been accounted for on the equity method.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2006	INTELLIGENT SYSTEMS CORPORATION (Registrant)
	By:	/s/ Bonnie L. Herron
Bonnie L. Herron
Chief Financial Officer